Exhibit 99.1

EXECUTION COPY

SERIES 2007-ONE SUPPLEMENT

Dated as of August 9, 2007

to

MASTER INDENTURE

Dated as of March 10, 2006

Series 2007-One Asset Backed Notes

Class A Floating Rate Asset Backed Variable Funding Notes

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III

SERIES 2007-ONE

among

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III

Issuer

COMPUCREDIT CORPORATION

Servicer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

on behalf of the Series 2007-One Noteholders

EXHIBITS

Exhibit A.	Form of Class A Note

Exhibit B.	Form of Monthly Servicer’s Statement

Exhibit C.	Form of Investment Letter

Exhibit D.	Agreed Upon Procedures

Schedule A

SERIES 2007-ONE INDENTURE SUPPLEMENT, dated as of August 9, 2007 (this “Supplement”), among COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III, a business trust organized and existing under the laws of the State of Nevada (the “Issuer”), COMPUCREDIT CORPORATION, a Georgia corporation, as Servicer (the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Indenture Trustee (together with its successors in the trusts thereunder as provided in the Indenture, the “Indenture Trustee”) under the Master Indenture dated as of March 10, 2006 (the “Indenture”) among the Issuer, the Servicer and the Indenture Trustee.

Section 2.10 of the Indenture provides that the Issuer may pursuant to one or more Indenture Supplements direct the Indenture Trustee, on behalf of the Issuer, to issue one or more Series of Notes and to set forth the Principal Terms of such Series.

Pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes and specify the Principal Terms thereof.

ARTICLE I

Creation of the Series 2007-One Notes.

Section 1.01. Designation.

(a) There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Supplement to be known as “CompuCredit Credit Card Master Note Business Trust III, Series 2007-One Notes” or the “Series 2007-One Notes.” The Series 2007-One Notes shall be issued in one Class which shall be known as the “Class A Series 2007-One Floating Rate Asset Backed Variable Funding Notes.”

(b) Series 2007-One shall be included in Group II and shall be a Principal Sharing Series. Series 2007-One shall be an Excess Allocation Series. Series 2007-One shall not be subordinated to any other Series. Notwithstanding any provision in the Indenture or in this Supplement to the contrary, the first Distribution Date with respect to Series 2007-One shall be September 17, 2007. For purposes of the last sentence of Section 8.02(e) of the Indenture, with respect to any Monthly Period prior to the commencement of an Early Redemption Period, Series 2007-One shall not be deemed to be in a Redemption Period or an Accumulation Period. The Series 2007-One Notes shall be due and payable on the Stated Maturity Date.

(c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall be controlling.

ARTICLE II

Definitions

Section 2.01. Definitions.

(a) All capitalized terms not otherwise defined herein are defined in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement (including by way of reference to other documents). Each capitalized term defined herein shall relate only to the Series 2007-One Notes and no other Series of Notes issued by the Issuer. Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Actual Principal Receivables” shall mean, with respect to any Monthly Period, Eligible Receivables that (a) did not arise in Accounts which as of their date of origination had utilized more than 60% of their credit limit or (b) are not more than 90 days delinquent.

“Administrative Agent” shall mean Morgan Stanley Asset Funding Inc. or any successor to or assignee thereof (to the extent such assignment is permitted hereunder and under the Class A Note Purchase Agreement).

“Allocation Amount” shall mean, as of any date of determination, an amount equal to (a) the Initial Note Principal Balance, plus (b) the total amount of Note Principal Balance Increases on or prior to such date, minus (c) the total amount of principal payments made on the Series 2007-One Notes prior to such date, minus (d) the excess, if any of the total amount of Reduction Amounts for all prior Distribution Dates over such Reduction Amounts reimbursed pursuant to subsection 4.05(a)(iv) prior to such date.

“Available Funds” shall mean, for any Distribution Date, an amount equal to the sum of (a) the Reallocated Series Finance Charge Collections, (b) the Excess Finance Charge Collections with respect to other Series that are allocated to Series 2007-One in accordance with Section 4.04 of the Transfer and Servicing Agreement and Section 4.09 hereof, and (c) the amount of funds, if any, to be withdrawn from the Spread Account which, pursuant to subsection 4.11(c), are required to be included in Available Funds with respect to such Distribution Date.

“Available Principal Collections” shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) an amount equal to the Fixed/Floating Allocation Percentage of Series 2007-One Allocable Principal Collections received during such Monthly Period, (b) any Shared Principal Collections with respect to other Series that are allocated to Series 2007-One in accordance with Section 4.02 of the Transfer and Servicing Agreement and Section 4.10 hereof and (c) any other amounts which pursuant to subsection 4.05(a) hereof are to be treated as Available Principal Collections with respect to the related Distribution Date.

“Available Spread Account Amount” shall mean, with respect to any Distribution Date, the lesser of (a) the principal amount on deposit in the Spread Account on such date (before giving effect to any deposit to be made to the Spread Account on such date) and (b) the Required Spread Account Amount.

“Average Allocation Amount” shall mean, for any period, the sum of the Allocation Amounts for each day in such period divided by the number of days in such period.

Average Note Principal Balance” shall mean, for any period, the sum of the Note Principal Balances for each day in such period divided by the number of days in such period.

“Average Payment Rate” shall mean, for any date of determination, the sum of the Monthly Payment Rates for the prior three Monthly Periods divided by three.

“Average Principal Receivables” shall mean, for any period, the sum of the Principal Receivables for each day in such period divided by the number of days in such period.

“Base Rate” shall mean, with respect to any Monthly Period, the annualized percentage equal to (a) the sum of the Monthly Interest and the Series 2007-One Monthly Fees divided by (b) the Average Note Principal Balance for such Monthly Period.

“Class A Note Purchase Agreement” shall mean the Class A Note Purchase Agreement dated as of August 9, 2007 among CompuCredit Credit Card Master Note Business Trust III, as Issuer, CompuCredit Funding Corp., as Transferor, CompuCredit Corporation, as Servicer, the Class A Purchasers party thereto, Morgan Stanley Asset Funding Inc., as Administrative Agent and Agent, and the other Agents party thereto.

“Class A Noteholder” shall mean the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Closing Date” shall mean August 9, 2007.

“Controlled Redemption Period” shall mean the period commencing on the Closing Date and ending upon the first to occur of (a) the commencement of the Early Redemption Period, (b) the payment in full of the Note Principal Balance, and (c) the Stated Maturity Date.

“Default Rate” shall mean, for any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the Defaulted Amount for such Monthly Period minus Recoveries for such Monthly Period and the denominator of which is the Average Principal Receivables for such Monthly Period.

“Delinquency Ratio” shall mean, for any Monthly Period, the ratio (expressed as a percentage) of (a) the balance of all Receivables as to which, as of the last day of such Monthly Period, any payment remains unpaid for more than 30 days from the due date with respect thereto, but excludes Ineligible Receivables, to (b) the balance of all Receivables (excluding Ineligible Receivables) as of the last day of such Monthly Period.

“Determination Date” shall mean the third Business Day preceding each Distribution Date.

“Distribution Date” shall mean the fifteenth day of each calendar month, or if such fifteenth day is not a Business Day, the next succeeding Business Day; provided, that the first Distribution Date for Series 2007-One shall be September 17, 2007.

“Early Redemption Event” shall mean any Early Redemption Event specified in Section 5.01 of the Indenture and any Early Redemption Event specified in Section 6.01 hereof.

“Early Redemption Period” shall mean the period commencing at the close of business on the Business Day immediately preceding the day on which an Early Redemption Event with respect to Series 2007-One is deemed to have occurred, and ending on the first to occur of (a) the payment in full of the Note Principal Balance or (b) the Stated Maturity Date.

“Excess Finance Charge Collections” shall have the meaning specified in Section 4.04 of the Transfer and Servicing Agreement, as further described in Section 4.08 hereof.

“Excess Spread Percentage” shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, (A) the numerator of which is equal to the (i) Series Finance Charge Collections with respect to such Monthly Period, plus (ii) without duplication of amounts referred to in clause (i) above, the amount of Interchange to be included as Series 2007-One Allocable Finance Charge Collections for such Monthly Period pursuant to subsection 3.01(b), minus (iii) the Series Default Amount for the Distribution Date with respect to such Monthly Period, and (B) the denominator of which is the Average Note Principal Balance with respect to such Monthly Period.

“Facility Limit” shall mean the amount set forth in Item 1 of Schedule A.

“Finance Charge Shortfall” shall have the meaning specified in Section 4.08.

“Fixed/Floating Allocation Percentage” shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Series Adjusted Allocation Amount for Series 2007-One as of the last day of the prior Monthly Period, and the denominator of which is the product of (x) the greater of (A) the sum of (i) the total amount of Principal Receivables as of the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the total amount of Principal Receivables as of the Closing Date), (ii) the Special Funding Amount as of such last day (or with respect to the first Monthly Period, the Closing Date) and (iii) the amount of Collections of Principal Receivables on deposit in the Collection Account as of such last day (or with respect to the first Monthly Period, as of the Closing Date) and (B) the sum of

the numerators used to determine the series allocation percentages with respect to Collections of Principal Receivables for all Series of Notes Outstanding, and (y) the Series 2007-One Allocation Percentage as of the last day of the immediately preceding Monthly Period; provided, however, that with respect to any Monthly Period in which one or more Reset Dates occurs, the Fixed/Floating Allocation Percentage shall be recalculated as provided above but as of such Reset Date for the period from and including such Reset Date to but excluding the next such Reset Date, if any, or if no other Reset Date occurs during such Monthly Period, to and including the last day of such Monthly Period, as applicable.

“Floating Allocation Percentage” shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Allocation Amount as of the last day of the preceding Monthly Period (or in the case of the first Monthly Period, the Initial Note Principal Balance) and the denominator of which is the product of (x) the Series 2007-One Allocation Percentage with respect to such Monthly Period and (y) the greater of (A) the sum of (i) the total amount of Principal Receivables as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables on the Closing Date), (ii) the Special Funding Amount as of such last day (or with respect to the first Monthly Period, the Closing Date) and (iii) the amount of Collections of Principal Receivables on deposit in the Collection Account as of such last day (or with respect to the first Monthly Period, as of the Closing Date) and (B) the sum of the numerators used to determine the series allocation percentages with respect to Collections of Finance Charge Receivables for all Series of Notes Outstanding; provided, however, that with respect to any Monthly Period in which one or more Reset Dates occurs, the Floating Allocation Percentage shall be recalculated as provided above but as of such Reset Date, for the period from and after the date on which any such Reset Date occurs to but excluding the date, if any, that another such Reset Date occurs or, if no other Reset Date occurs during such Monthly Period, to and including the last day of such Monthly Period, as applicable.

“Group II” shall mean Series 2007-One and each other Series specified in the related Supplement to be included in Group II.

“Group II Series Additional Amounts” shall mean, with respect to any Monthly Period, the sum of (a) Series 2007-One Additional Amounts for such Distribution Date and (b) for all other Series included in Group II, the sum of (i) the aggregate net amount by which the allocation amounts of such Series have been reduced as a result of reduction amounts, subordination of principal collections and, if applicable, funding the series default amounts in respect of any Class of Notes or Series Enhancement of such Series as of such Distribution Date and (ii) if the applicable Supplements so provide, the aggregate unpaid amount of interest at the applicable note interest rates that has accrued on the amounts described in the preceding clause (i) for such Distribution Date.

“Group II Series Default Amount” shall mean, with respect to any Distribution Date, the sum of (a) the Series Default Amount for such Distribution Date and (b) the aggregate amount of the series default amounts for all other Series included in Group II for such Distribution Date.

“Group II Series Finance Charge Collections” shall mean, with respect to any Distribution Date, the sum of (a) Series Finance Charge Collections for such Distribution Date and (b) the aggregate amount of the series finance charge collections for all other Series included in Group II for such Distribution Date.

“Group II Series Monthly Fees” shall mean, with respect to any Distribution Date, the sum of (a) Series 2007-One Monthly Fees for such Distribution Date and (b) the aggregate amount of the servicing fees, series fees, fees payable to any Series Enhancer and any other similar fees, which are payable out of reallocated series finance charge collections pursuant to the related Supplements, for all other Series included in Group II for such Distribution Date.

“Group II Series Monthly Interest” shall mean, with respect to any Distribution Date, the sum of (a) Monthly Interest for such Distribution Date and (b) the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if such amounts are payable out of reallocated series finance charge collections pursuant to the related Supplements, for all other Series included in Group II for such Distribution Date.

“Initial Note Principal Balance” shall mean the amount set forth in Item 2 of Schedule A.

“Interest Period” shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

“Investment Letter” shall have the meaning specified in subsection 9.04(c).

“Monthly Interest” shall have the meaning specified in subsection 4.02.

“Monthly Payment Rate” shall mean, with respect to any Monthly Period, a fraction, the numerator of which is the total amount of Collections for such Monthly Period and the denominator of which is the total amount of Receivables as of the first day of such Monthly Period.

“Monthly Servicing Fee” shall have the meaning specified in subsection 3.01(a).

“Monthly Supplemental Servicing Fee” shall have the meaning specified in subsection 3.01(b).

“Net Yield” shall mean, with respect to any Monthly Period, (a) the Excess Spread Percentage with respect to such Monthly Period minus (b) the Base Rate with respect to such Monthly Period.

“Note Assignment” shall have the meaning specified in subsection 9.04(e).

“Note Principal Balance” shall mean, on any date, (a) the Initial Note Principal Balance, plus (b) the total amount of Note Principal Balance Increases made on or prior to such date, minus (c) the total amount of principal payments made on the Class A Notes on or prior to such date.

“Note Principal Balance Increase” shall have the meaning specified in subsection 4.12(a).

“Participant” shall have the meaning specified in subsection 9.04(f).

“Private Holder” shall mean each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Issuer, including any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the assets of the Issuer, income of the Issuer or distributions made by the Issuer), but excluding any interest in the Issuer represented by any Series or Class of Notes or any other interest as to which the Transferor has provided to the Indenture Trustee an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in either the Issuer or the Receivables for federal income tax purposes, in each case, provided such interest is not convertible or exchangeable into an interest in the Issuer or the Issuer’s income or equivalent value. Notwithstanding the immediately preceding sentence, (i) “Private Holder” shall also include any other Person that the Transferor determines is, may be or may become a “partner” within the meaning of Section 1.7704-1(h)(1)(ii) (including by reason of Section 1.7704-1(h)(3)) of the United States Treasury Regulations. “Private Holders” shall include the Holders of the Trust Certificate, the Transferor Certificates or any interest in either, the Servicer and the Series 2007-One Noteholders. Any person holding more than one interest in the Issuer each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Code shall be treated as a Private Holder unless excepted with the consent of the Transferor (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Issuer to become a publicly traded partnership treated as a corporation).

“Reallocated Series Finance Charge Collections” shall mean that portion of Group II Series Finance Charge Collections allocated to Series 2007-One pursuant to Section 4.09.

“Redemption Amount” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Note Principal Balance plus (b) Monthly Interest for such Distribution Date plus (c) any Series 2007-One Additional Amounts for such Distribution Date plus (d) any Series 2007-One Monthly Fees for such Distribution Date.

“Redemption Period” shall mean, with respect to Series 2007-One, the Controlled Redemption Period or the Early Redemption Period (or both), as the context requires.

“Reduction Amount” shall have the meaning specified in Section 4.06.

“Required Spread Account Amount” shall mean, for any Distribution Date, zero unless on such Distribution Date (i) the Net Yield for the related Monthly Period is greater than or equal to the percentage set forth in the left-hand column of the table below, and less than the percentage set forth in the second from left column of the table below, or (ii) the Average Payment Rate for the three consecutive Monthly Periods immediately preceding such date is greater than or equal to the percentage set forth in the third from the left column of the table below, and less than the percentage set forth in the fourth from left column of the table below, in which case, the Required Spread Account Amount shall be the amount set forth next to such percentages in the right-hand column of the table below:

Net Yield		Average Payment Rate
Greater Than or Equal to	Less Than	Greater Than or Equal to	Less Than	Required Spread Account Amount
9.5%	10.0%	5.75%	6.0%	$6,250,000
9.0%	9.5%	5.5%	5.75%	$12,500,000
8.5%	9.0%	5.25%	5.5%	$18,750,000
8.0%	8.5%	5%	5.25%	$25,000,000

provided, however, that the Required Spread Account Amount with respect to any Distribution Date may only be reduced by a single step increment from the Required Spread Account Amount applicable to the immediately preceding Distribution Date, provided, further, however, that the Required Spread Account Amount shall not exceed the Note Principal Balance outstanding after application of Available Principal Collections on such Distribution Date.

“Reset Date” shall mean each of (a) an Addition Date, (b) a date on which a Note Principal Balance Increase occurs, (c) the date of any increase or decrease (other than regularly scheduled redemptions or early redemptions but including any optional redemption or limited redemption in the principal balance of the Notes of any Series) in the note principal balance or allocation amount for another variable funding Series, (d) any date on which a new Series is issued, and (e) an Optional Redemption Date.

“Scheduled Principal Payment” shall mean, with respect to any Distribution Date, the amount set forth in Item 3 of Schedule A.

“Series 2007-One” shall mean the Series of Notes the terms of which are specified in this Supplement.

“Series 2007-One Additional Amounts” shall mean, with respect to any Distribution Date, the amount determined pursuant to subsection 4.05(a)(vi) for such Distribution Date.

“Series 2007-One Allocable Defaulted Amount” shall mean the Series Allocable Defaulted Amount with respect to Series 2007-One.

“Series 2007-One Allocable Finance Charge Collections” shall mean the Series Allocable Finance Charge Collections with respect to Series 2007-One.

“Series 2007-One Allocable Principal Collections” shall mean the Series Allocable Principal Collections with respect to Series 2007-One.

“Series 2007-One Allocation Percentage” shall mean the Series Allocation Percentage with respect to Series 2007-One, which shall be an amount equal to, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Allocation Amount for Series 2007-One as of the last day of the immediately preceding Monthly Period plus the Series Required Transferor Amount as of such last day and the denominator of which is the Trust Adjusted Allocation Amount plus the Series Required Transferor Amount as of such last day; provided, however, that with respect to any Monthly Period in which one or more Reset Dates occurs, the Series 2007-One Allocation Percentage shall be recalculated as provided above but as of such Reset Date for the period from and after the date on which any such Reset Date occurs to but excluding the date, if any, that another such Reset Date occurs or, if no other Reset Date occurs during such Monthly Period, to and including the last day of such Monthly Period.

“Series 2007-One Distribution Account” shall have the meaning set forth in subsection 4.13(a).

“Series 2007-One Monthly Fees” shall mean, with respect to any Distribution Date, the amounts determined pursuant to subsection 4.05(a)(i) and subsection 4.05(a)(vi)

“Series 2007-One Note” shall mean a Class A Note.

“Series 2007-One Noteholder” shall mean a Class A Noteholder.

“Series 2007-One Principal Shortfall” shall have the meaning specified in Section 4.10.

“Series Allocation Amount” shall mean, for Series 2007-One, with respect to any date of determination, the lesser of the highest Note Principal Balance from the Closing Date to that date of determination and the Facility Limit, in each case as of such date of determination.

“Series Default Amount” shall mean, with respect to any Monthly Period, an amount equal to the product of (a) the Series 2007-One Allocable Defaulted Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

“Series Finance Charge Collections” shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Monthly Period and (b) the Series 2007-One Allocable Finance Charge Collections deposited in the Collection Account for the related Monthly Period.

“Series Required Transferor Amount” shall mean an amount equal to 0% of the Allocation Amount.

“Servicing Base Amount” shall have the meaning specified in subsection 3.01(a).

“Servicing Fee Rate” shall mean the percentage set forth in Item 4 of Schedule A.

“Spread Account” shall have the meaning specified in subsection 4.11(a).

“Spread Account Draw Amount” shall have the meaning specified in subsection 4.11(c).

“Spread Account Surplus” shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Spread Account exceeds the Required Spread Account Amount.

“Stated Maturity Date” shall mean the Distribution Date occurring in the sixtieth month following the Closing Date (as defined in the Class A Note Purchase Agreement).

“Supplemental Servicing Fee Rate” shall mean the percentage set forth in Item 5 of Schedule A.

“Transferor Percentage” shall mean 100% minus (a) the Floating Allocation Percentage, when used at any time with respect to Defaulted Receivables, (b) the Floating Allocation Percentage, when used during a Monthly Period in the Controlled Redemption Period with respect to Collections of Finance Charge Receivables, (c) the Fixed/Floating Allocation Percentage, when used during a Monthly Period in the Early Redemption Period with respect to Collections of Finance Charge Receivables, and (d) the Fixed/Floating Allocation Percentage, when used at any time with respect to Collections of Principal Receivables.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term “including” means “including without limitation.”

ARTICLE III

Servicing Fee and Interchange

Section 3.01. Servicing Compensation; Interchange.

(a) Servicing Fee. The share of the Servicing Fee allocable to the Series 2007-One Noteholders with respect to any Distribution Date (the “Monthly Servicing Fee”) shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) (i) the Average Allocation Amount for the Monthly Period preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Series 2007-One Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the “Servicing Base Amount”). The remainder of the Servicing Fee shall be paid by the Issuer and the Noteholders of other Series (as provided in the Transfer and Servicing Agreement and the related Supplements) and in no event shall the Indenture Trustee or the Series 2007-One Noteholders be liable for the share of the Servicing Fee to be paid by the Issuer or the Noteholders of any other Series.

(b) Supplemental Servicing Fee. In addition to the Monthly Servicing Fee, there shall also be allocated to the Series 2007-One Noteholders a monthly supplemental servicing fee (the “Monthly Supplemental Servicing Fee”), which shall be equal to one-twelfth of the product of (1) the Supplemental Servicing Fee Rate and (2) the Servicing Base Amount.

(c) Interchange. On or before each Determination Date, the Servicer shall notify in writing the Indenture Trustee and the Transferor of the amount of Interchange to be included as Series 2007-One Allocable Finance Charge Collections with respect to the preceding Monthly Period as determined pursuant to this subsection 3.01(c). Such amount of Interchange shall be equal to the product of (i) the amount of Interchange attributable to the Accounts, as determined by the Servicer for the preceding Monthly Period, and (ii) the Series 2007-One Allocation Percentage for the preceding Monthly Period. On each Transfer Date, pursuant to the Transfer and Servicing Agreement, the Transferor shall pay to the Servicer, and the Servicer shall deposit into the Collection Account, in same day funds, the amount of Interchange to be so included as Series 2007-One Allocable Finance Charge Collections with respect to the preceding Monthly Period and such Interchange shall be treated as a portion of Series 2007-One Allocable Finance Charge Collections for all purposes of this Supplement and the Indenture.

ARTICLE IV

Rights of Series 2007-One Noteholders and

Allocation and Application of Collections

Section 4.01. Collections and Allocations.

(a) Allocations. Collections of Finance Charge Receivables and Principal Receivables and Defaulted Receivables allocated to Series 2007-One pursuant to Section 4.01 of the Transfer and Servicing Agreement (and, as described herein, Collections of Finance Charge Receivables reallocated from other Series in Group II) shall be allocated and distributed or reallocated as set forth in this Article.

(b) Payments to the Issuer. The Servicer shall instruct the Indenture Trustee, on any Business Day requested by the Issuer, to withdraw from the Collection Account and pay to the Issuer for application as provided in the Trust Agreement the following amounts:

(i) an amount equal to the Transferor Percentage for the related Monthly Period of Series 2007-One Allocable Finance Charge Collections deposited in the Collection Account; provided, however, that if on such date the Available Spread Account Amount is less than the Required Spread Account Amount (after giving effect to any deposits into the Spread Account on such date pursuant to subsections 4.01(c)(i)(x) or (y) and 4.05(a)(viii), then such amount shall be deposited on such date into the Spread Account to the extent of such deficiency; and

(ii) an amount equal to the Transferor Percentage for the related Monthly Period of Series 2007-One Allocable Principal Collections deposited in the Collection Account, if the Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Issuer on such date) exceeds the Required Transferor Amount; provided, however, that if on such date the Available Spread Account Amount is less than the Required Spread Account Amount

(after giving effect to any deposits into the Spread Account on such date pursuant to subsections 4.01(b)(i), 4.01(c)(i)(x) or (y) and 4.05(a)(viii), then such amount shall be deposited on such date into the Spread Account to the extent of such deficiency.

The withdrawals to be made from the Collection Account pursuant to this subsection 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment for the reassignment of the Receivables and Participation Interests pursuant to Section 2.06 of the Transfer and Servicing Agreement, payment of the purchase price for the Series 2007-One Notes pursuant to Section 8.01 of the Transfer and Servicing Agreement, payment of the redemption price for the Series 2007-One Notes pursuant to Section 7.01 and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 5.05 of the Indenture.

(c) Allocations to the Series 2007-One Noteholders. The Servicer shall, prior to the close of business on any Deposit Date, allocate to the Series 2007-One Noteholders the following amounts as set forth below:

(i) Allocations of Finance Charge Collections. The Servicer shall allocate to the Series 2007-One Noteholders the following amounts as set forth below:

(x) Allocations During the Controlled Redemption Period. During the Controlled Redemption Period, the Servicer shall allocate to the Series 2007-One Noteholders and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Floating Allocation Percentage and (B) the Series 2007-One Allocation Percentage and (C) the aggregate amount of Collections of Finance Charge Receivables deposited in the Collection Account on such Deposit Date; provided, however, that after the date on which an amount of such Collections of Finance Charge Receivables equal to the sum of the amounts specified in subsections 4.05(a)(i) through (viii) have been deposited into the Collection Account and allocated to the Series 2007-One Noteholders (and, with respect to the amount specified in subsection 4.05(a)(viii), deposited into the Spread Account), such amount shall be paid to the Issuer for application pursuant to the Trust Agreement.

(y) Allocations During the Early Redemption Period. During the Early Redemption Period, the Servicer shall allocate to the Series 2007-One Noteholders and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Fixed/Floating Allocation Percentage and (B) the Series 2007-One Allocation Percentage and (C) the aggregate amount of Collections of Finance Charge Receivables deposited in the Collection Account on such Deposit Date; provided, however, that after the date on which an amount of such Collections of Finance Charge Receivables equal to the sum of the amounts specified in subsections 4.05(a)(i) through (viii) have been deposited into the Collection Account and allocated to the Series 2007-One Noteholders (and, with respect to the amount specified in subsection 4.05(a)(viii), deposited into the Spread Account), such amount shall be paid to the Issuer for application pursuant to the Trust Agreement.

(ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2007-One Noteholders the following amounts as set forth below:

(y) Allocations During the Controlled Redemption Period. During the Controlled Redemption Period, an amount equal to the product of (I) the Fixed/Floating Allocation Percentage and (II) the Series 2007-One Allocation Percentage and (III) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2007-One Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which an amount of such Collections equal to the Scheduled Principal Payment for such Monthly Period has been deposited into the Collection Account and allocated to the Series 2007-One Noteholders, such amount shall be first, if any other Principal Sharing Series is outstanding and in its redemption period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second paid to the Issuer for application pursuant to the Trust Agreement on each Distribution Date; provided, however, that any such amount to be paid to the Issuer shall be paid to the Issuer only if the Transferor Amount on such date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Issuer on such day) and otherwise shall be deposited in the Special Funding Account.

(z) Allocations During the Early Redemption Period. During the Early Redemption Period, an amount equal to the product of (I) the Fixed/Floating Allocation Percentage and (II) the Series 2007-One Allocation Percentage and (III) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2007-One Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which an amount of such Collections equal to the Note Principal Balance has been deposited into the Collection Account and allocated to the Series 2007-One Noteholders, such amount shall be first, if any other Principal Sharing Series is outstanding and in its redemption period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second paid to the Issuer for application pursuant to the Trust Agreement on each Distribution Date; provided, however, that any such amount to be paid to the Issuer shall be paid to the Issuer only if the Transferor Amount on such date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Issuer on such day) and otherwise shall be deposited in the Special Funding Account.

Section 4.02. Determination of Monthly Interest.

The amount of monthly interest (“Monthly Interest”) distributable from the Collection Account with respect to the Class A Notes on any Distribution Date shall be an amount determined as provided in the Class A Note Purchase Agreement.

Section 4.03. [Reserved].

Section 4.04. [Reserved].

Section 4.05. Application of Available Funds and Available Principal Collections. The Servicer shall apply, or shall cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Distribution Date, Available Funds and Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

(a) On each Distribution Date, an amount equal to the Available Funds with respect to such Distribution Date will be distributed in the following priority:

(i) an amount equal to the Monthly Servicing Fee for such Distribution Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

(ii) an amount equal to Monthly Interest for such Distribution Date shall be distributed to the Paying Agent for distribution to the Class A Noteholders;

(iii) an amount equal to the Series Default Amount for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date;

(iv) an amount equal to the aggregate amount of Reduction Amounts which have not been previously reimbursed shall be treated as a portion of Available Principal Collections for such Distribution Date;

(v) any other amounts (other than principal payments on the Class A Notes or Monthly Interest) due and owing on such Distribution Date pursuant to the Class A Note Purchase Agreement shall be distributed to the Paying Agent for distribution to the Class A Noteholders;

(vi) an amount equal to the Monthly Supplemental Servicing Fee for such Distribution Date, plus the amount of any Monthly Supplemental Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

(vii) if an Event of Default and acceleration of the maturity of the Series 2007-One Notes pursuant to Section 5.03 of the Indenture has occurred on or prior to such Distribution Date, an amount up to the Note Principal Balance on such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date;

(viii) on each Distribution Date prior to the occurrence of an Early Redemption Event and prior to the date on which the Spread Account terminates pursuant to subsection 4.11(e), an amount up to the excess, if any, of the Required Spread Account Amount for such Distribution Date over the Available Spread Account Amount for such Distribution Date shall be deposited into the Spread Account; and

(ix) the balance, if any, will be treated as Available Principal Collections.

(b) On each Distribution Date with respect to the Controlled Redemption Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed in the following order of priority:

(i) an amount, to the extent available, and to the extent such payment is not waived by the Class A Noteholders, equal to the Scheduled Principal Payment for the related Monthly Period shall be paid to the Class A Noteholders; and

(ii) an amount equal to the balance, if any, of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 4.02 of the Transfer and Servicing Agreement.

(c) On each Distribution Date with respect to the Early Redemption Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed in the following order of priority:

(i) an amount, to the extent available, equal to the Note Principal Balance shall be distributed to the Class A Noteholders;

(ii) for each Distribution Date beginning on the Distribution Date on which the Class A Notes are paid in full, an amount equal to the balance, if any, of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 4.02 of the Transfer and Servicing Agreement.

Section 4.06. Defaulted Amounts; Reduction Amounts.

On each Determination Date, the Servicer shall calculate the Series Default Amount for the related Distribution Date. If, on any Distribution Date, the Series Default Amount for the related Monthly Period exceeds the Available Funds allocated and available for that purpose pursuant to subsection 4.05(a)(iii) for such Distribution Date, the Allocation Amount, will be reduced, subject to the succeeding sentence, by the amount of such excess, but not by more than the Series Default Amount for such Distribution Date (a “Reduction Amount”). In the event that such reduction would cause the Allocation Amount to be a negative number, the Allocation Amount shall be reduced to zero. Reduction Amounts shall thereafter be reimbursed and the Allocation Amount increased (but not by an amount in excess of the aggregate unreimbursed Reduction Amounts) on any Distribution Date by the amount of Available Funds allocated and available for that purpose pursuant to subsection 4.05(a)(iv).

Section 4.07. [Reserved].

Section 4.08. Excess Finance Charge Collections. Series 2007-One shall be an Excess Allocation Series. Subject to Section 4.04 of the Transfer and Servicing Agreement, Excess Finance Charge Collections with respect to all the Excess Allocation Series for any Distribution Date will be allocated to Series 2007-One in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2007-One for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series

for such Distribution Date. The “Finance Charge Shortfall” for Series 2007-One for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.05(a)(i) through (viii) on such Distribution Date over (b) the Reallocated Series Finance Charge Collections for such Distribution Date.

Section 4.09. Reallocated Series Finance Charge Collections.

(a) That portion of Group II Series Finance Charge Collections for any Distribution Date equal to the amount of Reallocated Series Finance Charge Collections for such Distribution Date will be allocated to Series 2007-One and will be distributed as set forth in this Supplement.

(b) Reallocated Series Finance Charge Collections with respect to any Distribution Date shall equal the sum of (i) the aggregate amount of Monthly Interest, Series Default Amount, Series 2007-One Monthly Fees and Series 2007-One Additional Amounts for such Distribution Date and (ii) that portion of excess Group II Series Finance Charge Collections to be included in Reallocated Series Finance Charge Collections pursuant to subsection (c) hereof; provided, however, that if the amount of Group II Series Finance Charge Collections for such Distribution Date is less than the sum of (w) Group II Series Monthly Interest, (x) Group II Series Default Amount, (y) Group II Series Monthly Fees and (z) Group II Series Additional Amounts, then Reallocated Series Finance Charge Collections shall equal the sum of the following amounts for such Distribution Date:

(A)	the product of (I) Group II Series Finance Charge Collections (up to the amount of Group II Series Monthly Interest) and (II) a fraction, the numerator of which is Monthly Interest and the denominator of which is Group II Series Monthly Interest;

(B)	the product of (I) Group II Series Finance Charge Collections less the amount of Group II Series Monthly Interest (such amount not less than zero) (up to the Group II Series Default Amount) and (II) a fraction, the numerator of which is the Series Default Amount and the denominator of which is the Group II Series Default Amount;

(C)	the product of (I) Group II Series Finance Charge Collections less the sum of (i) Group II Series Monthly Interest and (ii) the Group II Series Default Amount (such amount not less than zero) (up to Group II Series Monthly Fees) and (II) a fraction, the numerator of which is Series 2007-One Monthly Fees and the denominator of which is Group II Series Monthly Fees; and

(D)	the product of (I) Group II Series Finance Charge Collections less the sum of (i) Group II Series Monthly Interest, (ii) the Group II Series Default Amount and (iii) Group II Series Monthly Fees (such amount not less than zero) and (II) a fraction, the numerator of which is Series 2007-One Additional Amounts and the denominator of which is Group II Series Additional Amounts.

(c) If the amount of Group II Series Finance Charge Collections for such Distribution Date exceeds the sum of (i) Group II Series Monthly Interest, (ii) Group II Series Default Amount, (iii) Group II Series Monthly Fees and (iv) Group II Series Additional Amounts, then Reallocated Series Finance Charge Collections for such Distribution Date shall include an amount equal to the product of (x) the amount of such excess and (y) a fraction, the numerator of which is the Allocation Amount as of the last day of the preceding Monthly Period and the denominator of which is the sum of such Allocation Amount and the aggregate allocation amounts for all other Series included in Group II as of such last day.

Section 4.10. Shared Principal Collections. Subject to Section 4.02 of the Transfer and Servicing Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 2007-One in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 2007-One Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Distribution Date. The “Series 2007-One Principal Shortfall” will be equal to the excess, if any, of the Allocation Amount over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

Section 4.11. Spread Account.

(a) The Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Class A Noteholders, an Eligible Deposit Account (the “Spread Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Noteholders. The Spread Account shall initially be established with the Indenture Trustee. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Spread Account and in all proceeds thereof. The Spread Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Class A Noteholders. If at any time the Spread Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Administrative Agent shall consent) establish a new Spread Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash or any investments held in the prior Spread Account to such new Spread Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Spread Account from time to time in an amount up to the Available Spread Account Amount at such time, for the purposes set forth in this Supplement, and (ii) on each Distribution Date prior to the termination of the Spread Account make a deposit into the Spread Account in the amount specified in, and otherwise in accordance with, subsection 4.05(a)(viii).

(b) Funds on deposit in the Spread Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon, except with respect to investments on which the institution acting as the Indenture Trustee is an obligor. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction. Funds on deposit in the Spread Account on any Transfer Date, after giving effect to any withdrawals from the Spread Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Indenture Trustee shall hold such Eligible Investments as provided in Section 6.15 of the Indenture. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Spread Account shall be retained in the Spread Account (to the extent that the Available Spread Account Amount is less than the Required Spread Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Collections of Finance Charge Receivables allocable to Series 2007-One. For purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

(c) In the event that for any Distribution Date (x) the sum of the amounts required pursuant to subsections 4.05(a)(i) through (vi) exceeds (y) the amount of Reallocated Series Finance Charge Collections and Excess Finance Charge Collections allocated to Series 2007-One (any such excess, the “Spread Account Draw Amount”), the Spread Account Draw Amount, up to the Available Spread Account Amount, shall be withdrawn from the Spread Account on the related Transfer Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer), deposited into the Collection Account and included in Available Funds for such Distribution Date. Notwithstanding anything else to the contrary in this Section 4.11, if an Event of Default shall have occurred with respect to Series 2007-One and the maturity of the Series 2007-One Notes shall have been accelerated under Section 5.03 of the Indenture, any amounts remaining on deposit in the Spread Account shall be applied to pay interest and principal on the Class A Notes as provided in Section 5.03 of the Indenture.

(d) In the event that the Spread Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Spread Account with respect to such Distribution Date, is greater than zero, the Indenture Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Spread Account, and pay to the Issuer for distribution pursuant to the Trust Agreement, an amount equal to such Spread Account Surplus.

(e) Upon the earliest to occur of (i) the day on which the principal balance of the Class A Notes and all other accrued and unpaid amounts owing to the Class A Noteholders, the Administrative Agent or the Agents pursuant to the Class A Note Purchase Agreement are paid in full, (ii) the occurrence of an Early Redemption Event, and (iii) the termination of the Issuer pursuant to the Trust Agreement, any amounts remaining on deposit in the Spread

Account shall be withdrawn from the Spread Account by the Indenture Trustee and applied to pay the following amounts due and payable in the following order of priority: (i) (x) the Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (y) an amount equal to the sum of (A) the Monthly Interest for such Distribution Date and (B) any Monthly Interest previously due but not paid to the Class A Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders, (ii) any amounts due to the Servicer shall be paid to the Servicer, and (iii) all withdrawn amounts remaining, if any, shall be paid to the Issuer (or if the Issuer has been terminated, the Transferor) for application pursuant to the Trust Agreement. Following such application, the Spread Account shall be closed and terminated.

Section 4.12. Principal Amount Increases.

(a) The Class A Noteholders agree, by acceptance of the Class A Notes, that the Issuer may from time to time, prior to the commencement of the Early Redemption Period, request upon ten (10) Business Days prior irrevocable written notice to each of the Indenture Trustee, the Servicer and the Class A Noteholders that the Class A Noteholders fund increases in the outstanding principal balance of the Class A Notes in the specified amounts (each such amount, a “Note Principal Balance Increase”). The Class A Noteholders shall have the right in their sole discretion to fund or not fund any such increase. The Class A Noteholders shall fund a Note Principal Balance Increase, upon payment, in same day funds, to the Issuer of the amount of such Note Principal Balance Increase, in accordance with the payment instructions specified in the notice delivered with respect to such Note Principal Increase.

(b) The Issuer may on any Business Day permanently reduce the Facility Limit. In order to effect the reduction of the Facility Limit pursuant to this subsection 4.12(b), the Issuer shall deliver to the Servicer, the Indenture Trustee and the Administrative Agent at least five Business Days prior to such reduction a written notice executed by an Authorized Officer of the Issuer specifying the decrease in the Facility Limit, the date on which such decrease is to become effective and the Note Principal Balance on such date. The Administrative Agent shall, subject to the provisions of the Class A Note Purchase Agreement, take all actions necessary to reduce the Commitments to an amount that will permit the specified reduction of the Facility Limit. Upon the date specified in such notice, if the conditions set forth in this subsection 4.12(b) have been met, the Facility Limit shall be reduced by the amount specified in such notice.

Section 4.13. Series 2007-One Distribution Account.

(a) The Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Series 2007-One Noteholders, a Series Account (the “Series 2007-One Distribution Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2007-One Noteholders. The Series 2007-One Distribution Account shall initially be established with the Indenture Trustee. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2007-One Distribution Account and in all proceeds thereof. The Series 2007-One Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2007-One Noteholders. If at any time the Series 2007-One Distribution

Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Administrative Agent shall consent) establish a new Series 2007-One Distribution Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash or any investments in the prior Series 2007-One Distribution Account to such new Series 2007-One Distribution Account.

(b) On each Distribution Date, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Collection Account and deposit into the Series 2007-One Distribution Account Collections of Finance Charge Receivables and Principal Receivables allocated to Series 2007-One on such Distribution Date for application pursuant to Section 4.05.

ARTICLE V

Distributions and Reports to

Series 2007-One Noteholders

Section 5.01. Distributions.

(a) On each Distribution Date, the Paying Agent, in accordance with the statement delivered pursuant to subsection 5.02(a)(i), shall distribute to each Class A Noteholder (other than as provided in Section 10.02 of the Indenture) such amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay the Monthly Interest.

(b) On each Distribution Date, the Paying Agent, in accordance with the statement delivered pursuant to subsection 5.02(a)(i), shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 10.02 of the Indenture) such amounts held by the Paying Agent that are allocated and available on such date to pay principal of the Class A Notes pursuant to this Supplement up to a maximum amount on any such date equal to the Note Principal Balance on such date.

(c) The distributions to be made pursuant to this Section 5.01 are subject to the provisions of Sections 2.06 and 8.01 of the Transfer and Servicing Agreement, Section 5.05 of the Indenture and Section 8.01 of this Supplement.

(d) Except as provided in Section 10.02 of the Indenture with respect to a final distribution, distributions to Series 2007-One Noteholders hereunder shall be made by wire transfer of same day funds to the account that has been designated by the applicable Noteholders not less than ten Business Days prior to such Distribution Date.

Section 5.02. Reports and Statements to Series 2007-One Noteholders.

(a) Not later than each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Paying Agent and the Administrative Agent (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form attached thereto.

(b) A copy of each statement or certificate provided pursuant to subsection 5.02(a) may be obtained by any Series 2007-One Noteholder or any beneficial owner thereof by a request in writing to the Servicer.

(c) On or before January 31 of each calendar year, beginning with calendar year 2008, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2007-One Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2007-One Noteholders, as set forth in paragraph (a) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2007-One Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

(d) On or before June 30th each calendar year, beginning with calendar year 2008, the Servicer, at the request of the Administrative Agent, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Transferor) to deliver a report (addressed to the Servicer) to the effect that the accountants have applied certain procedures that the accountants are reasonably able to review and perform under such accounting firm’s policies and are agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer’s certificates delivered pursuant to subsection 5.02(b) during the period covered by such report with the Servicer’s computer reports that were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed in accordance with Exhibit D; provided, however, that the Administrative Agent may request the first such report to be delivered on February 3, 2008. The Servicer shall deliver copies thereof to each of the Issuer, the Transferor, the Indenture Trustee, the Owner Trustee and the Administrative Agent; provided, that, if required by the accounting firm preparing such report, delivery of such copy shall be contingent upon such recipient reaching an agreement with such accounting firm concerning any potential terms or conditions associated with the release of such report to such recipient. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

ARTICLE VI

Early Redemption Events

Section 6.01. Early Redemption Events. If any one of the following events shall occur with respect to the Series 2007-One Notes:

(a) (i) failure on the part of the Transferor or the Issuer to make any payment or deposit required by the terms of the Transfer and Servicing Agreement, the Indenture or this Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (ii) failure on the part of the Transferor duly to observe or perform any other covenants or agreements of the Transferor set forth in the Transfer and Servicing Agreement or the CFC Receivables Purchase Agreement, or failure on the part of the Issuer duly to observe or perform any other covenants of the Issuer set forth in the Indenture or this Supplement, which failure has a material adverse effect on the Series 2007-One Noteholders and which continues unremedied for a period of 60 days after the date on which the Issuer or the Transferor, as applicable, obtains actual knowledge of such failure or on which written notice of such failure requiring the same to be remedied, shall have been given to the Transferor and the Issuer by the Indenture Trustee, or to the Transferor, the Issuer and the Indenture Trustee by the Administrative Agent or any Holder of a Class A Note;

(b) any representation or warranty made by (i) the Transferor in the Transfer and Servicing Agreement or (ii) the Issuer in the Indenture or this Supplement shall prove to have been incorrect when made or when delivered, which continues to be incorrect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor and the Issuer by the Indenture Trustee, or to the Transferor, the Issuer and the Indenture Trustee by any Holder of the Series 2007-One Notes, and as a result of which the interests of the Series 2007-One Noteholders are materially and adversely affected for such period; provided, however, that an Early Redemption Event pursuant to this subsection 6.01(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

(c) the occurrence of a Servicer Default;

(d) the average Net Yield for any three Monthly Periods is less than 8.0%;

(e) the average Delinquency Ratio for any three Monthly Periods exceeds 50%;

(f) the Indenture Trustee shall, for any reason, fail to have a valid and perfected first priority security interest in such of the Receivables as shall constitute part of the Trust Estate;

(g) any material adverse change in the operations, business, condition or prospects of the Servicer, or with respect to the Transferor, the Accounts or the Receivables;

(h) the average Monthly Payment Rate for any three consecutive Monthly Periods is less than 5.0%;

(i) the average Default Rate for any three consecutive Monthly Periods is greater than 35%;

(j) without limiting any of the foregoing, the occurrence of an Event of Default with respect to Series 2007-One and acceleration of the maturity of the Series 2007-One Notes in accordance with Section 5.03 of the Indenture;

(k) within six (6) months of any date of determination, no affinity agreement between an Account Owner and CompuCredit will be in effect;

(l) the occurrence of a Termination Event (as defined in the Class A Note Purchase Agreement);

then, in the case of any event described in subparagraph (a), (b), (c), or (g), after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee or the Holders of Class A Notes evidencing more than 50% of the Note Principal Balance, by notice then given in writing to the Issuer, the Servicer and the Indenture Trustee may declare that an Early Redemption Event has occurred with respect to Series 2007-One as of the date of such notice, and, in the case of any event described in subparagraph (d), (e), (f), (h), (i), (j), (k) or (l), an Early Redemption Event shall occur with respect to Series 2007-One without any notice or other action on the part of the Indenture Trustee or the Series 2007-One Noteholders immediately upon the occurrence of such event, unless such Early Redemption Event is waived by the Holders of Class A Notes evidencing more than 50% of the Note Principal Balance, by notice given in writing to the Indenture Trustee, the Issuer and the Servicer.

ARTICLE VII

Administrative Redemption; Series Termination

Section 7.01. Administrative Redemption.

(a) On any day occurring on or after the date on which the Note Principal Balance is reduced to 10% or less of the highest Note Principal Balance at any time on or after the Closing Date, the Issuer, at the direction of the Transferor, shall have the option to redeem the Series 2007-One Notes, at a redemption price equal to (i) if such day is a Distribution Date, the Redemption Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Redemption Amount for the Distribution Date first following such day.

(b) The Issuer shall give the Servicer and the Indenture Trustee at least 30 days prior written notice of the date on which the Issuer intends to exercise such redemption option. The Issuer shall deposit the Redemption Amount into the Collection Account in same day funds on the day prior to such scheduled redemption. Such redemption option is subject to payment in full of the Redemption Amount. Following the deposit of the Redemption Amount into the Collection Amount in accordance with the foregoing, the Allocation Amount for Series 2007-One shall be reduced to zero and the Series 2007-One Noteholders shall have no further interest in the Trust Estate. The Redemption Amount shall be distributed as set forth in subsection 8.01(b).

Section 7.02. Stated Maturity Date.

On the Stated Maturity Date, the right of the Series 2007-One Noteholders to receive payments from the Issuer will be limited solely to the right to receive payments pursuant to Section 5.05 of the Indenture and Section 8.01 of this Supplement.

ARTICLE VIII

Redemption of Series 2007-One Notes; Final Distributions

Section 8.01. Sale of Receivables or Redemption of the Notes pursuant to Section 2.06 or 8.01 of the Transfer and Servicing Agreement and Sections 5.05 and 5.17 of the Indenture and Section 7.01 of this Supplement.

(a) (i) The amount to be paid by the Transferor with respect to Series 2007-One in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Transfer and Servicing Agreement shall equal the Redemption Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Transfer and Servicing Agreement.

(ii) The amount to be paid by the Transferor with respect to Series 2007-One in connection with any purchase of the Notes, pursuant to the exercise of a right of first refusal contained in Section 8.01(d) of the Transfer and Servicing Agreement shall be an amount equal to the Redemption Amount for the Distribution Date of any such purchase.

(b) With respect to the Redemption Amount deposited into the Collection Account pursuant to Section 7.01 or subsection 8.01(a) or any amounts allocable to the Series 2007-One Notes deposited into the Collection Account pursuant to Sections 5.05 and 5.17 of the Indenture, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 2:30 p.m., New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in same day funds: (i) (x) the Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (y) an amount equal to the sum of (A) Monthly Interest for such Distribution Date and (B) any Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders, (ii) the Series 2007-One Additional Amounts shall be distributed to the Paying Agent for payment to the Administrative Agent, and (iii) the Series 2007-One Monthly Fees will be distributed to the Servicer.

(c) Notwithstanding anything to the contrary in this Supplement or the Indenture, all amounts distributed to the Paying Agent pursuant to subsection 8.01(b) for payment to the Series 2007-One Noteholders shall be deemed distributed in full to the Series 2007-One Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and the Series 2007-One Notes shall be deemed to be no longer Outstanding as such term is defined in Section 1.01 of the Indenture.

ARTICLE IX

Miscellaneous Provisions

Section 9.01. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 9.02. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 9.03. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

Section 9.04. Tax Matters.

(a) Notwithstanding anything to the contrary herein, each of the Paying Agent, the Issuer, the Transferor, the Servicer or the Indenture Trustee shall be entitled to withhold any amount that it determines in its sole discretion is required to be withheld pursuant to Section 1446 of the Code and such amount shall be deemed to have been paid for all purposes of the Indenture.

(b) Each of the Series 2007-One Noteholders agrees that prior to the date on which the first interest payment hereunder is due thereto, it will provide to the Servicer and the Indenture Trustee (i) if such Series 2007-One Noteholder is created or organized in or under the laws of a jurisdiction outside the United States, two duly completed copies of the United States Internal Revenue Service Form W-8ECI or, if the Transferor in its sole discretion consents, Form W-8BEN claiming treaty benefits, or in either case successor applicable or required forms, (ii) in any other case, a duly completed copy of United States Internal Revenue Service Form W-9 or successor applicable or required forms, and (iii) such other forms and information as may be reasonably required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. Each Series 2007-One Noteholder agrees to provide to the Servicer and Indenture Trustee like additional subsequent duly completed forms (subject to like consent) satisfactory to the Servicer and Indenture Trustee on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and to provide such extensions or renewals as may be reasonably requested by the Servicer or Indenture Trustee. Each Series 2007-One Noteholder certifies, represents and warrants that as of the date of this Agreement, or in the case of a Series 2007-One Noteholder which is an assignee as of the date of such Note Assignment, that it is entitled (x) to receive payments under this Supplement without deduction or withholding (other than pursuant to Section 1446 of the Code, if applicable) of any United States federal income taxes and (y) to an exemption from United States backup withholding tax. Each Series 2007-One Noteholder represents and warrants that it shall pay any taxes imposed on such Series 2007-One Noteholder attributable to its interest in the Series 2007-One Notes.

(c) Each Series 2007-One Noteholder agrees with the Transferor that: (1) such Series 2007-One Noteholder will deliver to the Transferor on or before the Closing Date or the effective date of any participation or Note Assignment a letter (an “Investment Letter”) in the form of Exhibit C, executed by such assignee Series 2007-One Noteholder, in the case of a Note Assignment, or by the Participant, in the case of a participation, with respect to the purchase by such Series 2007-One Noteholder or Participant of a portion of an interest relating to the Series 2007-One Note and (2) all of the statements made by such Series 2007-One Noteholder or Participant, as applicable in its Investment Letter shall be true and correct as of the date made.

(d) Each Series 2007-One Noteholder, by its holding of an interest in the Series 2007-One Notes, hereby severally represents, warrants and covenants, and each Series 2007-One Noteholder that acquires an interest in the Series 2007-One Notes by Note Assignment shall be deemed to have severally represented, warranted and covenanted upon such Note Assignment that: (i) such Series 2007-One Noteholder has not acquired and shall not sell, trade or transfer any interest in the Series 2007-One Notes, nor cause any interest in the Series 2007-One Notes to be marketed, on or through either (A) an “established securities market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(1) of the Code (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (B) a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code (including a market wherein interests in the Series 2007-One Notes are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Series 2007-One Notes and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others), and (ii) unless the Transferor consents otherwise, such Series 2007-One Noteholder (A) is properly classified as, and shall remain classified as, a “corporation” as described in Section 7701(a)(3) of the Code and (B) is not, and shall not become, an “S corporation” as described in Section 1361 of the Code. Each Series 2007-One Noteholder represents, warrants and covenants that it shall (A) cause each of its Participants otherwise permitted hereunder to make representations, warranties and covenants similar to the foregoing for the benefit of the Transferor and the Issuer at the time such Participant becomes a Participant and (B) forward a copy of such representations, warranties and covenants to the Indenture Trustee. In the event of any breach of the representation, warranty and covenant of a Series 2007-One Noteholder or its Participant that such Series 2007-One Noteholder or Participant shall remain classified as a corporation other than an S corporation, such Series 2007-One Noteholder shall notify the Transferor promptly upon such Series 2007-One Noteholder’s becoming aware of such breach, and thereupon the Series 2007-One Noteholder hereby agrees to use reasonable efforts to procure a replacement investor which is acceptable to the Transferor not so affected to replace such affected Series 2007-One Noteholder. In any such event, the Transferor shall also have the right to procure a replacement investor. Each affected Series 2007-One Noteholder hereby agrees to take all actions necessary to permit a replacement investor to succeed to its rights and obligations hereunder. Each Series 2007-One Noteholder which has a Participant which has breached its representation, warranty and covenant that it shall remain classified as a corporation other than an S corporation hereby agrees (without limiting the right of the Transferor to procure a replacement investor for such Series 2007-One Noteholder as provided above in this paragraph) to notify the Transferor of such breach promptly upon such Series 2007-One Noteholder’s becoming aware thereof and to use reasonable efforts to procure a replacement Participant, as applicable, not so affected which is acceptable to the Transferor to replace any such Participant.

(e) Subject to the provisions of subsection 9.04(g), each Series 2007-One Noteholder may at any time sell, assign or otherwise transfer, to the extent of such Series 2007-One Noteholder’s interest in the Series 2007-One Notes (each, a “Note Assignment”), to any Permitted Transferee (as defined in the Class A Note Purchase Agreement), all or part of its interest in the Series 2007-One Notes; provided, however, that any Note Assignment shall be void unless (i) the minimum amount of such Note Assignment shall be $5,000,000, (ii) such assignee Series 2007-One Noteholder shall comply with this Section 9.04 and shall have delivered to the Indenture Trustee, prior to the effectiveness of such Note Assignment, a copy of an agreement under which such assignee Series 2007-One Noteholder has made the representations, warranties and covenants required to be made pursuant to this Section 9.04, (iii) following the Note Assignment there shall not be in the aggregate more than the number set forth in Item 6 of Schedule A of beneficial owners of an interest or Participants holding an interest in the Class A Notes, and (iv) such proposed assignee shall provide the forms described in clauses (i), (ii) and (iii) of subsection 9.04(b) (subject to the Transferor’s consent, as applicable and as set forth therein) in the manner described therein. In connection with any Note Assignment, the assignor Series 2007-One Noteholder shall send a written request to the Indenture Trustee (who shall promptly deliver it to the Transferor) for the consent of the Transferor (the Transferor shall respond to any such request within ten (10) Business Days after its receipt and the Transferor will not unreasonably withhold such consent) it being understood that, except in the case of a Note Assignment to a Permitted Transferee, the obtaining of such consent is a condition to the effectiveness of the Note Assignment. Each assignee Series 2007-One Noteholder is subject to the terms and conditions of subsection 9.04(b) on an ongoing basis and hereby makes the certifications, representations and warranties contained therein.

(f) Subject to the provisions of subsection 9.04(g), any Series 2007-One Noteholder may at any time grant a participation in all or part (but not less than $5,000,000) of its interest in Series 2007-One Notes to any Permitted Transferee (as defined in the Class A Note Purchase Agreement) (each such Person, a “Participant”); provided, however, that such participation shall be void, unless (i) such Participant complies with the applicable provisions of this Section 9.04, (ii) such Series 2007-One Noteholder delivers to the Indenture Trustee, prior to the effectiveness of its participation, a copy of an agreement under which such Participant has made the representations, warranties and covenants required to be made pursuant to this Section 9.04, and (iii) following the participation there would not be in the aggregate more than the number set forth in Item 6 of Schedule A of beneficial owners of an interest or Participants holding an interest in the Class A Notes. In connection with the granting of any such participation to any Person, the granting Series 2007-One Noteholder shall provide a written request to the Indenture Trustee (who shall promptly deliver it to the Transferor) for the consent of the Transferor to the granting of the specified interest to any identified prospective Participant. The Transferor shall respond to any such request within ten (10) Business Days after its receipt, it being understood that, except in the case of a Participation to a Permitted Transferee, the obtaining of such consent is a condition to the effectiveness of a participation. Each Series 2007-

One Noteholder hereby acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Series 2007-One Noteholder’s direct obligations hereunder and that the Transferor shall have no obligation to have any communication or relationship whatsoever with any Participant of such Series 2007-One Noteholder in order to enforce the obligations of such Series 2007-One Noteholder hereunder. Each Series 2007-One Noteholder shall promptly notify the Indenture Trustee (which shall promptly notify the Transferor) in writing of the identity and interest of each Participant upon any such disposition. As a condition of granting any participation, the Series 2007-One Noteholder hereby agrees to deliver to the Transferor a certification of the proposed Participant pursuant to which the Participant certifies, represents and warrants that (i) such Participant is entitled to (x) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes and (y) an exemption from United States backup withholding tax, (ii) prior to the date on which the first interest payment is due to the Participant, such Series 2007-One Noteholder will provide to the Servicer and Indenture Trustee, the forms described in clauses (i), (ii) and (iii) of subsection 9.04(b) (subject to the Transferor’s consent, as applicable and as set forth therein) as though the Participant were a Series 2007-One Noteholder, (iii) such Series 2007-One Noteholder similarly will provide subsequent forms as described in subsection 9.04(b) with respect to such Participant as though it were a Series 2007-One Noteholder, and (iv) such Participant will pay any taxes imposed on its participation interest in the Series 2007-One Notes.

(g) Except (i) as provided in subsections 9.04(e) and (f) above and (ii) in connection with any pledge to any Federal Reserve Bank to secure any obligation of a Series 2007-One Noteholder, no Series 2007-One Noteholder may sell, transfer, assign, exchange, participate or otherwise convey or pledge, hypothecate, rehypothecate, or otherwise grant a security interest in a Series 2007-One Note and any such attempted sale, transfer, assignment, exchange, participation, conveyance, pledge, hypothecation, rehypothecation or grant shall be void.

Section 9.05. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by Wilmington Trust, FSB, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, FSB but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wilmington Trust, FSB be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplement or any other document to which the Issuer is a party.

IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III, Issuer

By:	WILMINGTON TRUST FSB
not in its individual capacity, but solely as Owner Trustee

By:	/s/ James P. Lawler
Name: James P. Lawler Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh Title: Vice President

COMPUCREDIT CORPORATION, Servicer

By:	/s/ J. Paul Whitehead, III
Name: J. Paul Whitehead, III Title: Chief Financial Officer

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TABLE OF CONTENTS

(continued)

		Page
	ARTICLE VII Administrative Redemption; Series Termination

Section 7.01.	Administrative Redemption	23

Section 7.02.	Stated Maturity Date	24

	ARTICLE VIII Redemption of Series 2007-One Notes; Final Distributions

Section 8.01.	Sale of Receivables or Redemption of the Notes pursuant to Section 2.06 or 8.01 of the Transfer and Servicing Agreement and Sections 5.05 and 5.17 of the Indenture and Section 7.01 of this Supplement	24

	ARTICLE IX Miscellaneous Provisions

Section 9.01.	Ratification of Agreement	25

Section 9.02.	Counterparts	25

Section 9.03.	Governing Law	25

Section 9.04.	Tax Matters	25

Section 9.05.	Limitation of Liability	28

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